Exhibit 99.4

CAPE BANCORP, INC. 225 NORTH MAIN STREET CAPE MAY COURT HOUSE, NJ 08210

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR
proposals 1, 2 and 3.		For	Against	Abstain

1	The proposal to approve the Agreement and Plan of Merger by and among OceanFirst Financial Corp., Justice Merger Sub Corp. (“Merger Sub”), and Cape Bancorp, Inc. (“Cape”), dated as of January 5, 2016 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Cape (the “First-Step Merger”), and to further approve the First-Step Merger and the transactions contemplated by the Merger Agreement.	☐	☐	☐

2	The proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Cape may receive in connection with the First-Step Merger pursuant to existing agreements or arrangements with Cape (the “Cape Merger-Related Compensation Proposal”).	☐	☐	☐

3	The proposal to adjourn the Cape special meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000274347_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com .

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CAPE BANCORP, INC. Special Meeting of Stockholders April 25, 2016 at 3:00 p.m.

For Stockholders: this proxy is solicited by the Board of Directors

For ESOP and 401(k) Plan Participants: this proxy is solicited by the Trustee

The undersigned stockholder hereby appoints the official proxy committee of Cape Bancorp, Inc. (the “Company”), consisting of Michael D. Devlin and Agostino R. Fabietti or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on April 25, 2016 at 3:00 p.m., local time, at The Greate Bay Country Club, 901 Mays Landing Road, Somers Point, New Jersey, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3.

VOTING CUTOFF FOR ESOP AND 401(k) PLAN PARTICIPANTS IS 5:00 PM EDT ON APRIL 19, 2016.

If the undersigned is a participant in the Cape Bank ESOP and/or the Cape Bank 401(k) Plan, by signing this instruction and proxy card, or by voting by phone or Internet, the undersigned hereby directs the Trustee of the ESOP and the 401(k) Plan to vote, as designated herein, all shares of common stock with respect to which the undersigned is entitled to direct the voting at the Special Meeting of Stockholders of Cape Bancorp to be held on April 25, 2016, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

IF PROPERLY SIGNED, DATED AND RETURNED, THE SHARES HELD ON THE UNDERSIGNED’S BEHALF IN THE ESOP AND/OR 401(K) PLAN WILL BE VOTED BY THE TRUSTEE AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO DIRECTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE ESOP AND 401(K) PLAN.

Continued and to be signed on reverse side

0000274347_2 R1.0.1.25